                                                                                               EXHIBIT 12.01

                             Travelers Group Inc. and Subsidiaries
                       Computation of Ratio of Earnings to Fixed Charges
                          (In millions of dollars, except for ratio)



                                                                                    Nine months ended
                                                                                       September 30,
                                                                               -----------------------------

                                                                               1995                   1994
                                                                               ----                   ----

Income from continuing operations
   before income taxes                                                       $1,759                 $1,365
Interest                                                                      1,462                    875
Portion of rentals deemed to be interest                                         81                     99
                                                                              -----                  -----
  Earnings available for fixed charges                                       $3,302                 $2,339
                                                                              =====                  =====
Fixed charges
-------------
Interest                                                                     $1,462                 $  875
Portion of rentals deemed to be interest                                         81                     99
                                                                              -----                  -----
  Fixed charges                                                              $1,543                 $  974
                                                                              =====                  =====

Ratio of earnings to fixed charges                                             2.14x                  2.40x
                                                                              =====                  =====




The ratio of earnings to fixed charges has been computed by dividing earnings from continuing operations before income taxes and fixed charges by the fixed charges. For purposes of these ratios, fixed charges consist of interest expense and that portion of rentals deemed representative of the appropriate interest factor.